Exhibit 99.2

MedAvail and MYOS RENS Technology Announce Closing of Business Combination
MedAvail, Inc. Set to Trade on NASDAQ Under Ticker Symbol “MDVL”
MISSISSAUGA, Ontario and CEDAR KNOLLS, N.J. – November 18, 2020 – MedAvail, Inc. (“MedAvail”), a leading technology-enabled pharmacy organization that embeds pharmacy services directly into clinics and other points of care through its proprietary technology, announced the completion of its previously announced business combination with MYOS RENS Technology, Inc. (NASDAQ: MYOS), an advanced nutrition company and the owner of Fortetropin®, a proprietary bioactive composition that helps build lean muscle. The combined company will focus on the MedAvail business and its shares will trade on the Nasdaq Capital Market under the new trading symbol "MDVL." The current MYOS RENS muscle health business will be spun off as a private unaffiliated company.
MedAvail will be led by its current experienced executive team with Ed Kilroy as CEO.
“We are excited to partner with our private placement investors as we continue to execute on MedAvail’s growth plan as a public company,” said Mr. Kilroy. “We believe MedAvail is uniquely positioned in the healthcare value chain. Our experience to date has demonstrated that by embedding pharmacy at these points of care we can positively impact medication adherence and deliver superior customer satisfaction. Our presence in each clinic drives our customer acquisition, allowing us to build a substantial pharmacy business in each clinic we deploy. We also provide our customers free home courier delivery. Currently we are deployed in Arizona and California with plans to open new care settings in Michigan, Florida, Illinois and Texas in the future.
MedAvail currently deploys its proprietary MedCenter solution through two distinct commercialization channels: its SpotRx full-service retail pharmacy platform in the United States, which has over 40 clinics deployed across Arizona and California, and its technologies channel which sells its MedCenter kiosk and licenses its software to large retailers and health systems.
Cowen served as financial and capital markets advisor to MedAvail, and Lake Street Capital Markets acted as a placement agent on the private offering. Wilson Sonsini Goodrich & Rosati, PC served as legal counsel to MedAvail. H.C. Wainwright & Co. served as financial advisor to MYOS RENS, and Hiller, PC and Ellenoff Grossman & Schole LLP served as legal counsel to MYOS RENS.

About MedAvail
MedAvail is a technology-enabled pharmacy organization, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.
About MYOS RENS Technology
MYOS RENS Technology Inc., "The Muscle Company®", is a Cedar Knolls, NJ-based advanced nutrition company that develops and markets products that improve muscle health and performance. MYOS is the owner of Fortetropin®, a fertilized egg yolk-based product manufactured via a proprietary process to retain and optimize its biological activity. Fortetropin has been clinically shown to increase muscle size, lean body mass and reduce muscle atrophy. MYOS believes Fortetropin has the potential to redefine existing standards of physical health and wellness and produces muscle health support products featuring Fortetropin under the names of Yolked®, Physician Muscle Health Formula®, MYOS Canine Muscle Formula®, (Regular & Vet Strength) and Qurr®. For more information, please visit www.myosrens.com.
Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the company's expected uses of proceeds from the business combination; potential future revenue and expansion plans; and market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of judicial proceedings to which MedAvail is, or may become a party; changes in competitive conditions prevailing in the healthcare sector; the availability of capital; and the other risks discussed under the heading "Risk Factors" in a Registration Statement on Form S-4 (“Form S-4”), which was declared effective by the SEC on October 15, 2020, and other documents MedAvail files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:
Investor Relations
Caroline Paul
Gilmartin Group
ir@medavail.com
SOURCE MedAvail Inc.